SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  June 3, 1998

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                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-8002                           04-2209186
(State or other              (Commission                     (I.R.S. Employer
jurisdiction of              File Number)                 Identification Number)
incorporation or
organization)

81 Wyman Street
Waltham, Massachusetts                                                   02254
Address of principal executive offices)                               (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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Item 5.  Other Events

         On June 3, 1998, Thermedics Inc. ("Thermedics"), a majority-owned subsidiary of Thermo Electron Corporation (the "Company"), issued a press release, attached hereto as Exhibit 99.1, to announce its plan to conduct an exchange offer with the existing holders of its Non-Interest Bearing Convertible Subordinated Debentures due 2003 (the "Exchanged Debentures"), pursuant to which such holders would receive a new convertible subordinated debenture containing different terms. The new debentures would be guaranteed, on a subordinated basis, by the Company, as were the Exchanged Debentures.

         On June 3, 1998, Thermo Power Corporation ("Thermo Power"), a majority-owned subsidiary of the Company, issued a press release, attached hereto as Exhibit 99.2, to announce its intent to issue $150 to $200 million of its senior debt securities. The Company will provide a senior guarantee of the payment of such debt securities.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired: not applicable.

         (b)      Pro Forma Financial Information: not applicable.

         (c)      Exhibits

                  99.1     Press Release of Thermedics, dated June 3,
                           1998

                  99.2     Press Release of Thermo Power, dated June 3,
                           1998




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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 4th day of June, 1998.



                                                THERMO ELECTRON CORPORATION



                                                By: /s/ Melissa F. Riordan
                                                    Melissa F. Riordan
                                                    Treasurer






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EXHIBIT 99.1

                 THERMEDICS PLANS TO CONDUCT EXCHANGE OFFER WITH
  EXISTING HOLDERS OF NON-INTEREST-BEARING CONVERTIBLE SUBORDINATED DEBENTURES

         WOBURN, Mass., June 3, 1998 -- Thermedics Inc. (ASE-TMD) announced today that it plans to conduct an exchange offer with the existing holders of its non-interest-bearing convertible subordinated debentures due 2003, pursuant to which such holders will receive a new convertible subordinated debenture bearing interest at the rate of 2 7/8 percent per year. In addition to new semiannual interest payments, the new debentures will convert at a 15 percent premium over the average price of the common stock for a 10-day period prior to the closing.

         For every $1,000 principal amount of old debentures submitted for exchange, holders will receive approximately $730 principal amount of new debentures. Accordingly, at the maturity date of the new debentures, holders who elect to exchange their old debentures will receive less in principal amount than they would have had such holders retained their old debentures. The maturity date for the new debentures will be June 1, 2003, the same maturity date as the existing non-interest-bearing debentures.

         The debentures to be issued in the exchange offer will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

EXHIBIT 99.2


                         THERMO POWER INTENDS TO CONDUCT
                       OFFERING OF SENIOR DEBT SECURITIES

         WALTHAM, Mass., June 3, 1998 -- Thermo Power Corporation (ASE-THP) announced today that it intends to conduct an offering of $150 to $200 million of senior debt securities with an expected maturity of seven to 12 years. This will be the first time ever that a Thermo Electron company has issued straight debt. The terms, conditions, and manner of any such offering will be determined by the company at the time of the offering. Thermo Electron Corporation (NYSE-TMO), which owns approximately 72 percent of the company's common stock, will provide a senior guarantee of the payment of such debt securities.

         The net proceeds from the offering would be used primarily to repay indebtedness to Thermo Electron incurred in connection with Thermo Power's November 1997 acquisition of Peek plc.

         The notes to be issued in such offering will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company expects that, shortly after the offering of the notes, it will conduct an offer to exchange such notes for equivalent notes registered under the Securities Act, as amended. Any subsequent registered exchange offer for such notes would be made only by means of a prospectus.